Exhibit 99.1

BioLife Solutions Reports Unaudited Fourth Quarter and Full Year 2021 Financial Results

Record quarterly revenue of $37.3 million up 153% over Q4 2020, with organic revenue growth of 64% and biopreservation media revenue growth of 64%

Record full year revenue of $119.2 million up 148% over 2020, with organic revenue growth of 37% and biopreservation media revenue growth of 39%

Initial guidance for 2022 total revenue at $159.5 million to $171 million, reflecting overall growth of 34% to 44% over 2021 and organic growth of 28% to 39%

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (February 28, 2022) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of class-defining bioproduction products and services for the cell and gene therapies (CGT) and the broader biopharma markets, today announced unaudited financial results for the three and 12 months ended December 31, 2021 and introduced 2022 revenue guidance.

Mike Rice, Chairman and CEO, commented, “Our team produced outstanding topline results for the 2021 fourth quarter and year. Demand for all our complementary platforms continued to grow as we cross-sold solutions to further penetrate existing customers and gained new customers in the CGT and broader biopharma markets. Our acquisitions of fast-growing assets are driving growth and complementing accelerating growth in demand for our biopreservation media products. In particular, our ULT freezer platform team doubled production and customer shipments from 2020 due to COVID-19 demand, shipping nearly 8,000 freezers in 2021.

“Our outlook for 2022 is for another exceptional year with growth in total revenue of 34% to 44%, including organic growth of 28% to 39%,” he added. “We continue to work through ULT freezer supplier and warranty issues and are confident that demand for our Stirling engine-based ULT freezers will continue to increase in 2022 and beyond, and that we can deliver high-quality products and provide stellar customer experiences.”

Operational Highlights

●

For the fourth quarter of 2021, we gained more than 235 new direct customers including 15 now using biopreservation media, 7 using ThawSTAR® systems, 11 now using evo® cold chain management services, 17 now using CBS cryogenic freezers and accessories, 159 now using Stirling ULT freezers and accessories, 14 now using SciSafe® biologic storage services and 12 now using Sexton cell processing products.

●	For 2021, we added more than 700 new direct customers, compared with 218 new direct customers added in 2020.

●

Realized significant distributor pull-through to expand our end-customer base. Our two largest distributors alone sold and shipped our biopreservation media products to more than 4,200 unique end users in 2021.

●

For the fourth quarter of 2021, we processed 17 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor® or HypoThermosol® in pending cell and gene therapy clinical trials. To date, our biopreservation media products have been used in more than 530 customer clinical applications, up from 450 at the end of 2020. Our proprietary biopreservation media products are embedded in the manufacturing process of eight approved cell or gene therapies and in at least 10 additional therapies for which regulatory filings are expected to be submitted in 2022 and 2023. We estimate potential annual biopreservation media revenue per approved commercial application to range from $500,000 to $2,000,000.

●

Biostorage services demand surged in 2021, with revenue growth driven by increased storage of CAR T-cell therapies and COVID-19 vaccines. We supported this increase in demand by opening our first biorepository outside the USA in Amsterdam and by expanding two existing facilities in the USA.

●

Use of evo® cold chain by CGT end customers continued to increase in 2021, with nearly 4,000 courier partner shipments to more than 600 unique destinations and shipment volume up 81% over 2020. In addition to use of our evo cold chain platform by a global pharma company for transporting an approved CAR-T cell therapy, validation is now underway by a second global pharma company for use in transporting two approved CAR-T cell therapies. Both companies are currently served by a legacy cold chain logistics services provider.

Fourth Quarter and Full Year 2021 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●

Total revenue for the fourth quarter of 2021 was $37.3 million, an increase of 153% from $14.7 million for the fourth quarter of 2020, with organic revenue growth of 64%. COVID-19 related revenue accounted for approximately 15% of total revenue.

o	Cell processing platform revenue was $14.8 million, up $6.6 million, or 81%, over the same period in 2020. Organic growth was 64%.

o

Freezers and Thaw Systems platform revenue was $16.6 million, up $12.3 million, or 285%, over the same period in 2020. COVID-19 related revenue accounted for approximately 15% of the freezer and thaw systems platform revenue. Organic growth was 13%.

o

Storage and Storage Services platform revenue was $5.9 million, up $3.6 million, or 164%, over the same period in 2020. COVID-19 related revenue accounted for approximately 50% of the storage and storage services platform revenue. Organic growth was 164%.

●

Total revenue for 2021 was $119.2 million, an increase of 148% from $48.1 million for 2020, with organic revenue growth of 37%. COVID-19 related revenue accounted for approximately 15% of total revenue.

o	Cell processing platform revenue was $45.0 million, up $14.0 million, or 45%, over 2020. Organic growth was 39%.

o

Freezers and Thaw Systems platform revenue was $56.6 million, up $43.1 million, or 318%, over 2020. COVID-19 related revenue accounted for approximately 20% of the freezer and thaw systems platform revenue. Organic growth was 30%.

o

Storage and Storage Services platform revenue was $17.6 million, up $14.0 million, or 389%, over 2020. COVID-19 related revenue accounted for approximately 40% of the storage and storage services platform revenue. Organic growth was 54%.

GROSS MARGIN

●

Gross margin (GAAP) for the fourth quarter of 2021 was 15% compared with 50% for the fourth quarter of 2020. Adjusted gross margin (non-GAAP) for the fourth quarter of 2021 was 18% compared with 54% for the fourth quarter of 2020. The decline in gross margin resulted from a shift in product mix with our acquisition of Global Cooling, Inc., including charges of $6.5 million, or 17% of total revenue, related to an increased warranty accrual estimate, supply chain surcharges and inventory write-offs associated with the Stirling ULT freezers. In addition, we had $1.5 million in one-time and transitory impacts to gross margin across the other product platforms, including channel mix and higher than usual scrap. Excluding the $8.0 million of impacts mentioned above, adjusted gross margin for the fourth quarter of 2021 was approximately 39%.

Regarding the latent supplier and quality issues we inherited with our acquisition of Global Cooling, our team has implemented numerous production, quality and supplier management-related process improvements and controls. We expect these initiatives will continue to improve gross margins for our ULT freezer platform and our total business throughout 2022.

●

Gross margin (GAAP) for 2021 was 29% compared with 52% for 2020. Adjusted gross margin (non-GAAP) for 2021 was 33% compared with 58% for 2020. Gross margin for 2021 was negatively impacted by the aforementioned Stirling ULT freezer issues.

OPERATING EXPENSE

●

Operating expense (GAAP) for the fourth quarter of 2021 was $55.5 million compared with $19.5 million for the fourth quarter of 2020. Adjusted operating expense (non-GAAP) for the fourth quarter of 2021 was $20.1 million compared with $8.2 million for the fourth quarter 2020.

●	Operating expense (GAAP) for 2021 was $154.0 million compared with $53.7 million for 2020. Adjusted operating expense (non-GAAP) for 2021 was $59.6 million compared with $27.6 million for 2020.

●

The increase in operating expense for both periods was primarily due to the acquisitions of Global Cooling and Sexton and the recognition of a full year of operating expense for SciSafe, which was acquired in the fourth quarter of 2020. In addition, operating expenses in both periods increased due to opening three new biorepository facilities, increased accounting costs related to becoming a Large Accelerated Filer and higher personnel costs, including non-cash stock compensation expense.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the fourth quarter of 2021 was $18.2 million compared with operating loss of $4.7 million for the fourth quarter of 2020. Adjusted operating loss (non-GAAP) for the fourth quarter of 2021 was $13.2 million compared with adjusted operating loss of $255,000 for the fourth quarter of 2020.

●

Operating loss (GAAP) for 2021 was $34.9 million compared with operating loss of $5.6 million for 2020. Adjusted operating loss (non-GAAP) for 2021 was $20.7 million compared with adjusted operating income of $293,000 for 2020.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the fourth quarter of 2021 was $15.2 million compared with net loss of $2.1 million for the fourth quarter of 2020. Adjusted net loss (non-GAAP) for the fourth quarter of 2021 was $13.3 million compared with adjusted net loss of $256,000 for the fourth quarter of 2020.

●

Net loss (GAAP) for 2021 was $8.4 million compared with net income of $2.7 million for 2020. Adjusted net loss (non-GAAP) for 2021 was $21.2 million compared with adjusted net income of $351,000 for 2020.

EARNINGS/(LOSS) PER SHARE

●	Basic and diluted loss per share (GAAP) for the fourth quarter of 2021 was $0.37 compared with basic and diluted loss per share of $0.06 for the fourth quarter of 2020.

●

Basic loss per share (GAAP) for 2021 was $0.22 compared with basic earnings per share of $0.09 for 2020. Diluted loss per share (GAAP) for 2021 was $0.22 compared with diluted loss per share of $0.03 for 2020.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP measure, for the fourth quarter of 2021 was negative $5.5 million compared with positive $2.5 million for the fourth quarter of 2020.

●

Adjusted EBITDA, a non-GAAP measure, for 2021 was negative $1.1 million compared with positive $8.3 million for 2020. These results include the impact of $8.0 million from the above-mentioned extraordinary expenses and transitory impacts. We also had approximately $943,000 in operating expense related to the buildout of biorepository facilities.

CASH

●	Cash, cash equivalents and restricted cash as of December 31, 2021 were $69.9 million.

2022 Revenue Guidance

Management is providing initial 2022 revenue guidance, which is based on expectations for our existing business.

Total revenue for 2022 is expected to range from $159.5 million to $171.0 million, reflecting year-over-year growth of 34% to 44% and organic growth of 28% to 39%. COVID-19 related revenue is expected to account for approximately 8% to 9% of total revenue.

Total revenue expectations for 2022 include the following platform contributions:

●	Cell processing platform: $64.0 million to $67.5 million, an increase of 42% to 50% over 2021 and organic growth of 30% to 35%. This includes biopreservation media and Sexton products.

●

Freezers and Thaw Systems platform: $74.0 million to $77.5 million, an increase of 31% to 37% over 2021 and organic growth of 28% to 39%. COVID-19 related revenue is expected to account for approximately 5% of the freezer and thaw systems platform revenue.

●

Storage and Storage Services platform: $21.5 million to $26.0 million, an increase of 22% to 48% over 2021 and organic growth of 22% to 48%. COVID-19 related revenue is expected to account for approximately 40% to 50% of the storage and storage services platform revenue. This includes evo® cold chain rental and SciSafe biostorage services revenues.

Although the company does not provide guidance below the revenue line, we expect positive 2022 full year adjusted EBITDA.

Expects to File Form 12b-25 for Extension of Filing Deadline for 2021 Form 10-K

The Company also announced today that it expects to file a notification of late filing on Form 12b-25 with the Securities and Exchange Commission, which provides an automatic 15-day extension of the filing deadline for its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) to March 16, 2022.

The financial data presented for the year ended December 31, 2021 should be considered preliminary and could be subject to change as the Company’s independent registered public accounting firm has not completed its audit. The Company anticipates that the Form 10-K for the year ended December 31, 2021 will be filed by March 16, 2022 or as soon as practicable.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing (844) 825-0512 or (315) 625-6880 and use Conference ID 9584819. A webcast replay will be available approximately two hours after the completion of the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining bioproduction tools and services for the cell and gene therapy and broader biopharma markets. Our tools portfolio includes our proprietary CryoStor® and HypoThermosol® biopreservation media for shipping and storage, the ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system,  high capacity cryogenic storage freezers, Stirling Ultracold mechanical freezers, SciSafe biologic storage services, and Sexton Biotechnologies cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, or www.sextonbio.com and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019, 2020 and 2021 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its recent acquisitions, the expected synergies between the company and the companies and products that it has recently acquired, the company’s ability to realize all or any of the anticipated benefits associated with its recent acquisitions, the potential utility of and market for the company's products and services and the company’s ability to cross sell its products and services, guidance for financial results for 2022, including regarding revenue of its recently acquired products, and potential revenue growth and changes in gross margin, adjusted gross margin and adjusted EBITDA gross margin, and potential market expansion, including with consideration to our recent acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue and our ability to timely file our annual report on Form 10-K. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, unexpected costs, charges or expenses resulting from our recent acquisitions, market adoption of the company’s products (including the company’s recently acquired products), the ability of our recent acquisitions to be accretive on the company’s financial results, the ability of the company to continue to implement its business strategy, uncertainty regarding third-party market projections, market volatility, competition, litigation, the impact of the COVID-19 pandemic, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations

At the Company Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share and share data)	2021	2020	2021	2020

Product revenue	$31,468	$12,520	$101,913	$44,540
Service revenue	3,400	1,752	9,817	1,752
Rental revenue	2,436	454	7,426	1,795
Total revenue	37,304	14,726	119,156	48,087
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	30,440	6,753	81,408	20,646
Research and development	3,569	1,854	11,819	6,720
Sales and marketing	4,767	1,883	13,996	6,413
General and administrative	12,039	4,684	34,097	14,607
Intangible asset amortization	2,863	933	8,202	3,033
Acquisition costs	20	251	1,636	668
Change in fair value of contingent consideration	1,790	3,103	2,875	1,575
Total operating expenses	55,488	19,461	154,033	53,662
Operating loss	(18,184)	(4,735)	(34,877)	(5,575)

Other income (expense), net
Change in fair value of warrant liability	-	(866)	(121)	3,601
Change in fair value of investments	-	209	-	1,319
Interest (expense) income, net	(101)	(1)	(432)	58
Other expense	299	-	290	-
Gain on acquisition of Sexton Biotechnologies, Inc.	-	-	6,451	-
Total other income (expense)	198	(658)	6,188	4,978

Loss before income tax benefit	(17,986)	(5,393)	(28,689)	(597)
Income tax benefit	2,766	3,264	20,306	3,264
Net (loss) income	$(15,220)	$(2,129)	$(8,383)	$2,667

Net (loss) income attributable to common shareholders
Basic	$(0.37)	$(0.06)	$(0.22)	$0.09
Diluted	$(0.37)	$(0.06)	$(0.22)	$(0.03)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	41,675,256	32,960,437	38,503,944	27,306,258

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020

NET INCOME/(LOSS)	$(15,220)	$(2,129)	$(8,383)	$2,667
Other comprehensive income/(loss)	(119)	-	(282)	-
COMPREHENSIVE INCOME/(LOSS)	$(15,339)	$(2,129)	$(8,665)	$2,667

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(Unaudited, amounts in thousands)

	December 31,	December 31,
(In thousands)	2021	2020
Cash, cash equivalents and restricted cash	$69,870	$90,456
Accounts receivable, net	23,217	8,006
Inventories	28,345	11,602
Total current assets	125,859	114,712
Total assets	552,604	234,829

Accounts Payable	14,945	3,672
Total current liabilities	39,970	15,573
Total liabilities	71,853	29,583
Total shareholders' equity	$480,751	$205,246

BIOLIFE SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited, amounts in thousands)

	Year Ended
	December 31,
(In thousands)	2021	2020
Net cash (used in) provided by operating activities	$(4,836)	$6,515
Net cash used in investing activities	(12,642)	(23,731)
Net cash (used in) provided by financing activities	(2,826)	101,224
Effects of currency translation	(282)	-
Net increase (decrease) in cash, cash equivalents and restricted stock	$(20,586)	$84,008

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
GAAP GROSS PROFIT	$5,771	$7,387	$34,847	$25,113
GAAP GROSS MARGIN	15%	50%	29%	52%

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up	-	21	1,130	411
Intangible asset amortization	1,093	586	2,901	2,328
ADJUSTED GROSS PROFIT	$6,864	$7,994	$38,878	$27,852
ADJUSTED GROSS MARGIN	18%	54%	33%	58%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
GAAP OPERATING EXPENSES	$55,488	$19,461	$154,033	$53,662

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenue	(30,440)	(6,753)	(81,408)	(20,646)
Acquisition costs	(20)	(251)	(1,636)	(668)
Intangible asset amortization	(2,863)	(933)	(8,202)	(3,033)
Loss on disposal of assets	(284)	(172)	(308)	(181)
Change in fair value of contingent consideration	(1,790)	(3,103)	(2,875)	(1,575)
ADJUSTED OPERATING EXPENSES	$20,091	$8,249	$59,604	$27,559

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
GAAP OPERATING INCOME/(LOSS)	$(18,184)	$(4,735)	$(34,877)	$(5,575)

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up	-	21	1,130	411
Acquisition costs	20	251	1,636	668
Intangible asset amortization	2,863	933	8,202	3,033
Loss on disposal of assets	284	172	308	181
Change in fair value of contingent consideration	1,790	3,103	2,875	1,575
ADJUSTED OPERATING INCOME/(LOSS)	$(13,227)	$(255)	$(20,726)	$293

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) NET INCOME (LOSS)

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
GAAP NET INCOME/(LOSS)	$(15,220)	$(2,129)	$(8,383)	$2,667

ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up	-	21	1,130	411
Acquisition costs	20	251	1,636	668
Intangible asset amortization	2,863	933	8,202	3,033
Loss on disposal of assets	284	172	308	181
Change in fair value of contingent consideration	1,790	3,103	2,875	1,575
Change in fair value of investments	-	(209)	-	(1,319)
Change in fair value of warrant liability	-	866	121	(3,601)
Gain on acquisition of Sexton Biotechnologies, Inc.	-	-	(6,451)	-
Gain on PPP loan extinguishment	(284)	-	(284)	-
Income tax benefit	(2,766)	(3,264)	(20,306)	(3,264)
ADJUSTED NET INCOME/(LOSS)	$(13,313)	$(256)	$(21,152)	$351

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
GAAP NET INCOME/(LOSS)	$(15,220)	$(2,129)	$(8,383)	$2,667

ADJUSTMENTS:
Interest expense/(income), net	101	1	432	(58)
Income tax benefit	(2,766)	(3,264)	(20,306)	(3,264)
Depreciation	1,314	581	4,311	2,035
Intangible asset amortization	2,863	933	8,202	3,033
EBITDA	$(13,708)	$(3,878)	$(15,744)	$4,413

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	6,427	2,164	15,319	5,981
Inventory step-up	-	21	1,130	411
Acquisition costs	20	251	1,636	668
Loss on disposal of assets	284	172	308	181
Change in fair value of contingent consideration	1,790	3,103	2,875	1,575
Change in fair value of investments	-	(209)	-	(1,319)
Change in fair value of warrant liability	-	866	121	(3,601)
Gain on acquisition of Sexton Biotechnologies, Inc.	-	-	(6,451)	-
Gain on PPP loan extinguishment	(284)	-	(284)	-
ADJUSTED EBITDA	$(5,471)	$2,490	$(1,090)	$8,309

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